EXHIBIT 32.1
                           Section 1350 Certification

         In connection with the Quarterly Report of Newport International Group, Inc. (the "Company") on Form 10-QSB for the quarter ended March 31, 2006, I, Cery B. Perle, Chief Executive Officer and principal financial and accounting officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: May 15, 2006                               /s/ Cery B. Perle
      ------------                  --------------------------------------------
                                                   Cery B. Perle
                                              Chief Executive Officer
                                    (Principal financial and accounting officer)


[A signed original of this written statement required by Section 906 has been provided to Newport International Group, Inc. and will be retained by it and furnished to the United States Securities and Exchange Commission or its staff upon request.]